UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of principal executive offices)  (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 5, 2016, Sunshine Heart, Inc. (the “Company”) entered into and consummated the transactions contemplated by an asset purchase agreement (the “Purchase Agreement”) with Gambro UF Solutions, Inc. (the “Seller”), an indirect subsidiary of Baxter International Inc. Pursuant to the Purchase Agreement, the Company acquired certain assets exclusively related to the production and sale of Seller’s Aquadex™ FlexFlow product (the “Business”) for consideration consisting of $4.0 million paid in cash, and 1,000,000 shares of the Company’s common stock issued and delivered to Seller or its affiliates (the “Common Shares”).  The Aquadex FlexFlow product is a medical device that can be used to treat heart failure patients as well as other patients with fluid overload who have failed diuretic therapy.

Under the Purchase Agreement, the Company has agreed that: (i) if the Company disposes of any of the Business assets for a price that exceeds $4.0 million within three years of the closing, the Company will pay Seller 40% of the amount of such excess; and (ii) if shares of the Company’s common stock cease to be publicly traded on the Nasdaq Capital Market, Seller has the option to require the Company to repurchase, in cash (subject to limited exceptions), all or any part of the Common Shares held by Seller or its affiliates at a price equal to their fair market value, as determined by a third-party appraiser.

Under the Purchase Agreement, the Company granted to the Seller, if the Company proposes to issue or sell new shares of the Company’s common stock, any securities convertible into, exchangeable or exercisable for such shares, or options, warrants or other rights to acquire such shares on or prior to July 31, 2017 (the “Subsequent Financing”), the right to purchase all or a part of its pro rata portion of such new securities on terms not less favorable than the most favorable terms received by any other party in such Subsequent Financing.

The Purchase Agreement includes customary representations, warranties, and covenants of the Company and Seller, as well as provisions relating to indemnity, confidentiality, non-competition, non-solicitation, and other matters.

Upon closing of the transactions contemplated by the Purchase Agreement, the Company entered into the Patent License Agreement and the Registration Rights Agreement discussed below, as well as a transition services agreement, pursuant to which the Seller shall provide certain services related to the Business to the Company following the closing of the transactions contemplated by the Purchase Agreement, and a commercial manufacturing and supply agreement, pursuant to which the Company will purchase certain products and inventory related to the Business from Seller for up to eighteen months following the closing of the transactions contemplated by the Purchase Agreement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the copy of the Purchase Agreement attached to this Current Report on Form 8-K (this “Report”) as Exhibit 2.1 and incorporated herein by reference.

The representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of specific dates and may have been qualified by certain disclosures between the parties, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the Company or Seller.

Patent License Agreement

On August 5, 2016, upon closing of the transactions contemplated by the Purchase Agreement, the Company entered into a patent license agreement with Seller (the “Patent License Agreement”), pursuant to which the Company has obtained, for no additional consideration, a world-wide license under patents used in the Business to make, have made, use, sell, offer for sale and import, the Aquadex FlexFlow product in the “field of use.”  The “field of use” is defined as system and apparatus only capable of performing isolated ultrafiltration for treatment of congestive heart failure, and methods to the extent used therein (excluding system, apparatus, or methods performing any kind of renal therapy or dialysis and/or any system capable of providing substitution fluid).  The license is exclusive, with respect to some patents, and non-exclusive, with respect to other patents.  Under the Patent License Agreement, Seller has agreed to use commercially reasonable efforts to continue maintenance of seven “required maintenance patents,” and the Company has agreed to reimburse Seller for all fees, costs, and expenses (internal or external) incurred by Seller in connection with such continued maintenance.

The rights granted to the Company under the Patent License Agreement will automatically revert to Seller in the event the Company ceases operation of the Business or files for, has filed against it, or otherwise undertakes any bankruptcy, reorganization, insolvency, moratorium, or other similar proceeding.  In addition, for two years following the closing, the Patent License Agreement is not assignable by the Company (including in connection with a change of control of the Company) without Seller’s prior written consent.

The foregoing description of the Patent License Agreement is qualified in its entirety by reference to the copy of the Patent License Agreement attached to this Report as Exhibit 10.1 and incorporated herein by reference.

Registration Rights Agreement

On August 5, 2016, upon closing of the transactions contemplated by the Purchase Agreement, the Company entered into a registration rights agreement with Seller (the “Registration Rights Agreement”), pursuant to which Seller or its affiliates has the right to request that the Company file a registration statement with the Securities and Exchange Commission (the “SEC”) to register all or part of the Common Shares.  Upon receipt of any such request, the Company has agreed to use its reasonable best efforts to prepare and file a registration statement as expeditiously as possible but in any event within 30 days of such request, and to cause the registration statement to become effective in accordance with Seller’s intended method of distribution.  The Company has also agreed to pay the expenses incurred in connection with any such registration.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the copy of the Registration Rights Agreement attached to this Report as Exhibit 4.1 and incorporated herein by reference.

Loan and Security Agreement

On August 4, 2016, in connection with the Company’s acquisition of the Business, the Company repaid all amounts outstanding under its existing debt facility with Silicon Valley Bank (the “Bank”), as further discussed in Item 1.02 below, and on August 5, 2016, entered into a new loan and security agreement with the Bank (the “New Loan Agreement”).  Under the New Loan Agreement, the Bank has agreed to provide the Company with up to $5 million in debt financing, consisting of (i) a term loan in an aggregate original principal amount not to exceed $4.0 million (the “Term Loan”) and (ii) a revolving line of credit in an aggregate principal amount not to exceed $1 million outstanding at any time (the “Revolving Line”; together with the Term Loan, the “Loans”).  The proceeds from the Loans will be used for general corporate and working capital purposes.

Advances under the Term Loan will accrue interest at a floating per annum rate equal to 2.50% above the prime rate as published in the money rates section of The Wall Street Journal, provided that, in the event such prime rate of interest is less than zero, such prime rate shall be deemed to be zero.  The Company is entitled to make interest-only payments on advances under the Term Loan through March 31, 2017 (the “Amortization Date”).  Commencing on April 1, 2017, and continuing on the first day of each calendar month thereafter, the Company is required to repay advances under the Term Loan in 36 consecutive equal monthly installments of principal plus interest.  In the event the Company completes an equity issuance resulting in unrestricted and unencumbered net cash proceeds in an amount of at least $25 million on or before March 31, 2017, the Amortization Date will be extended by six months, and the Company will be required to repay advances under the Term Loan in 30 consecutive equal monthly installments of principal plus interest, commencing on October 1, 2017 and continuing on the first day of each calendar month thereafter.  All outstanding principal and accrued interest with respect to advances under the Term Loan are due and payable in full on March 1, 2020.

Upon the occurrence and during the continuance of an event of default (as defined in the New Loan Agreement), the obligations to the Bank bear interest at a rate per annum which is 4% above the rate that is otherwise applicable.

Under the Revolving Line, the Company may borrow the lesser of $1 million or 80% of the Company’s eligible accounts (subject to customary exclusions), minus the outstanding principal balance of any advances under the Revolving Line.  Advances under the Revolving Line will accrue interest at a floating per annum rate equal to 1.75% or 1.0% above the prime rate, depending on whether the Company has maintained net liquidity (as defined in the New Loan Agreement) in an amount equal to or greater than six times its monthly cash burn amount (as defined in the New Loan Agreement) for the period specified in the New Loan Agreement.  Interest on the principal amount outstanding under the Revolving Line is payable monthly on the last calendar day of the month until March 31, 2020, at which time all outstanding principal and unpaid interest with respect to advances under the Revolving Line are due and payable in full.

The New Loan Agreement requires proceeds of accounts to be deposited into a designated bank account. Amounts received in such account will be applied to reduce the obligations under the Revolving Line, unless net liquidity is in an amount equal to or greater than six times monthly cash burn amount, in which case such amounts will be transferred to the Company’s operating account so long as no event of default exists.

Advances under both the Term Loan and the Revolving Line are subject to various conditions precedent, including without limitation the Company’s compliance with financial covenants relating to the Company’s net liquidity relative to its monthly cash burn amount, which the Company does not currently meet.

The New Loan Agreement contains customary representations, as well as customary affirmative and negative covenants. Among other restrictions, the negative covenants, subject to exceptions, prohibit or limit the Company’s ability to do the following: declare dividends or redeem or purchase equity interests; incur additional liens; make loans and investments; incur additional indebtedness; engage in mergers, acquisitions, and asset sales; transact with affiliates; undergo a change in control; add or change business locations; and engage in businesses that are not related to its existing business.  The New Loan Agreement also requires the Company to maintain at all times upon the earlier to occur of (i) the funding date of the initial advance under the Term Loan or (ii) the funding date of the initial advance under the Revolving Line, tested on the last day of each month: (i) net liquidity in an amount equal to or greater than four times the Company’s monthly cash burn amount and (ii) unrestricted cash and cash equivalents in accounts with the Bank or its affiliates equal to or greater than 1.25 of the amount of all of the Company’s outstanding obligations to the Bank.

The Company’s obligations under the New Loan Agreement are secured by a security interest in the Company’s assets, excluding intellectual property and certain other exceptions. The Company is subject to a negative pledge covenant with respect to its intellectual property.

The Company’s obligations under the New Loan Agreement may be accelerated upon the occurrence of an “event of default,” which is defined to include customary events for a financing arrangement of this type, including, without limitation, payment defaults, defaults in the performance of affirmative or negative covenants (including financial ratio maintenance requirements), bankruptcy or related defaults, defaults on certain other indebtedness, the material inaccuracy of representations or warranties, material adverse changes and revocations of government approvals.

Under the New Loan Agreement, the Company also agreed to pay the Bank the following fees, in addition to certain expenses incurred by the Bank in connection with the Loans: a commitment fee of $7,500, due and paid by the Company on the effective date of the New Loan Agreement; annual fees of $7,500 due and payable by the Company on the first, second, and third anniversaries of the effective date of the New Loan Agreement, as well as upon the occurrence of other events, such as an event of default or termination of the New Loan Agreement, whichever is earliest to occur; a termination fee in an amount equal to (i) 2.0% of the Revolving Line if terminated on or before the one-year anniversary of the effective date of the New Loan Agreement or (ii) 1.0% of the Revolving Line if terminated after the one-year anniversary of the effective date of the New Loan Agreement; a final payment equal to 2.50% of the original principal amount of advances under the Term Loan or $25,000 in the event there are no advances under the Term Loan; and a prepayment premium in an amount ranging from 1.0% to 3.0% of the outstanding principal amount of advances under the Term Loan.

The foregoing description of the New Loan Agreement is qualified in its entirety by reference to the copy of the New Loan Agreement attached to this Report as Exhibit 10.2 and incorporated herein by reference.

The representations and warranties contained in the New Loan Agreement were made only for the purposes of the agreement as of specific dates and may have been qualified by certain disclosures between the parties, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the New Loan Agreement and should not be relied upon as a disclosure of factual information relating to the Company or the Bank.

Item 1.02   Termination of a Material Definitive Agreement.

On August 4, 2016, the Company voluntarily prepaid all outstanding amounts under its loan and security agreement dated February 18, 2015, as amended by the first amendment to loan and security agreement dated December 8, 2015 (as so amended, the “Prior Loan Agreement”), with the Bank, at which time the Company’s obligations under the Prior Loan Agreement immediately terminated, other than those that were specified as surviving termination. The Company paid to the Bank approximately $6.0 million, consisting of the then outstanding principal balance due of approximately $5.5 million, accrued but unpaid interest of approximately $3,200, a final payment of $400,000 and a prepayment premium of approximately $109,000.  In connection with the termination, the Bank agreed to release its security interests in all collateral under the Prior Loan Agreement.

The material terms of the Prior Loan Agreement were previously disclosed in the Company’s Current Reports on Form 8-K, which were filed with the SEC on February 19, 2015 and December 9, 2015 and are incorporated herein by reference.  The disclosure set forth in Item 1.01 of this Report under the heading “Loan and Security Agreement” regarding the Company’s entry into the New Loan Agreement with the Bank is also incorporated herein by reference.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 of this Report under the heading “Asset Purchase Agreement” is incorporated herein by reference, and the disclosure set forth in Item 1.01 of this Report under the heading “Loan and Security Agreement” regarding the source of funds used in connection with the transactions contemplated by the Purchase Agreement is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Report under the heading “Loan and Security Agreement” is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Report under the headings “Asset Purchase Agreement” and “Registration Rights Agreement” is incorporated herein by reference.  The Company’s issuance of the Common Shares to Seller was made in reliance upon the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Item 7.01  Regulation FD Disclosure.

On August 5, 2016, the Company issued a press release announcing the transactions disclosed herein. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

The applicable financial statements will be filed by amendment to this Report no later than 71 days after the date on which this Report is required to be filed.

(b)  Pro forma financial information.

The applicable pro forma financial information will be filed by amendment to this Report on Form 8-K no later than 71 days after the date on which this Report is required to be filed.

(d)  Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement between Sunshine Heart, Inc. and Gambro UF Solutions, Inc. dated August 5, 2016. †
4.1	Registration Rights Agreement between Sunshine Heart, Inc. and Gambro UF Solutions, Inc. dated August 5, 2016.

10.1	Patent License Agreement between Sunshine Heart, Inc. and Gambro UF Solutions, Inc. dated August 5, 2016.
10.2	Loan and Security Agreement between Sunshine Heart, Inc. and Silicon Valley Bank dated August 5, 2016. †
99.1	Press release dated August 8, 2016.

† Schedules have been omitted pursuant to Item 601 of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2016	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement between Sunshine Heart, Inc. and Gambro UF Solutions, Inc. dated August 5, 2016. †
4.1	Registration Rights Agreement between Sunshine Heart, Inc. and Gambro UF Solutions, Inc. dated August 5, 2016.
10.1	Patent License Agreement between Sunshine Heart, Inc. and Gambro UF Solutions, Inc. dated August 5, 2016.
10.2	Loan and Security Agreement between Sunshine Heart, Inc. and Silicon Valley Bank dated August 5, 2016. †
99.1	Press release dated August 8, 2016.

†   Schedules have been omitted pursuant to Item 601 of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.